UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2025
FRP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FL (Address of principal executive offices)	32202 (Zip Code)
(904) 858-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

FRP Holdings, Inc.’s 2025 Annual Meeting of Shareholders to be held on May 12, 2025 at 11:00 A.M., E.S.T. (the “2025 Annual Meeting”) will be held solely by means of remote communication, in a “virtual only” format. Shareholders can access the 2025 Annual Meeting at our website www.frpdev.com under investors and 2025 Annual Shareholders Meeting.

The 2025 Annual Meeting will be conducted in accordance with the Rules of Conduct attached hereto as Exhibit 4.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

4        Rules for Conduct for the 2025 Annual Meeting of FRP Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: April 17, 2025	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer & Treasurer

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202
FRP Holdings, Inc.
2025 Annual Meeting of Shareholders
RULES FOR CONDUCT
Welcome to the 2025 Annual Meeting of Shareholders of FRP Holdings, Inc. (the “Annual Meeting”). To ensure a fair and orderly meeting, participants are required to honor the following Rules for Conduct:
1)The Company’s Bylaws provide that the Board of Directors is entitled to make the rules for conduct for the Annual Meeting. The Bylaws further provide that, subject to any such rules of the Board of Directors, the Chairman of the Annual Meeting is entitled to prescribe the rules for conduct for the Annual Meeting.
2)The only business to be conducted at the Annual Meeting are the matters set forth in the Notice of Annual Meeting of Shareholders to be held May 12, 2025 and Proxy Statement dated March 21, 2025.
3)Only shareholders of record as of the close of business on March 17, 2025, or those who hold a legal proxy for the Annual Meeting, may vote at the Annual Meeting. Shareholders or holders of valid proxies who plan to vote at the meeting should submit proof of ownership and/or documentation of the proxy prior to commencement of the meeting to the following email address: michelles@frpdev.com.
4)Questions and comments are welcome from all shareholders. However, conducting the business set out in the Agenda for the benefit of all shareholders will be paramount. The Company does not intend to address any questions that are, among other things:

•not pertinent to the business of the Company or to the business of the Annual Meeting;
•related to personal grievances;

•derogatory references to individuals or that are otherwise in bad taste;
•repetitious statements already made by another shareholder;
•a matter of individual concern that is not a matter of interest to shareholders generally; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman or Secretary in their reasonable judgment.

5)Questions or comments should be submitted prior to commencement of the meeting to the following email address: annualmeeting@frpdev.com.
6)To allow the Company to answer questions from as many shareholders as possible, each shareholder will be limited to two questions. Please keep questions succinct and covering only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
7)Questions pertinent to matters in the Agenda that are not answered during the Annual Meeting will be addressed as soon as practical after the Annual Meeting either by, depending upon the subject matter and relevance, direct response or posted online at the Company’s website. Responses posted online will be available for ten business days.
8)Questions or comments unrelated to the Annual Meeting or of individual concerns rather than of concern to shareholders should be addressed separately from the annual meeting.
9)In the event of disorder, technical malfunction, or other significant problem that disrupts the meeting, the Chairman may adjourn, recess, or expedite the Annual Meeting or take such other action that the Chairman determines is appropriate in light of the circumstances.
10)Recording of the Annual Meeting is prohibited. A replay of the webcast will be available on the Company’s website approximately 24 hours following the close of the Annual Meeting and will be available until June 12, 2025.
We appreciate your participation. Your fellow shareholders will appreciate your courtesy in observing these procedures. The Company encourages shareholders to submit proxies in advance of the Annual Meeting by following the instructions provided in the Notice of Annual Meeting of Shareholders filed with the Securities Exchange Commission on March 21, 2025.